Exhibit 99.1

NEUSTAR ANNOUNCES INTENTION TO SEPARATE INTO TWO INDEPENDENT PUBLICLY TRADED COMPANIES

•	Separation to maximize shareholder value by creating two highly focused companies, intended to be structured as a tax-free spin-off likely to occur over the next 12 months

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One company will focus on Information Services including Marketing, Security and related Data Services, while the other company will focus on Order Management & Numbering Services, including NPAC Services

STERLING, VA - JUNE 21, 2016 - Neustar, Inc. (NYSE:NSR) today announced its intention to separate into two independent and publicly traded companies. One company will consist of the majority of Neustar’s Information Services, while the other will focus on providing Order Management & Numbering Services. Neustar intends to accomplish the separation through a tax-free spin-off.
“Five years ago, Neustar embarked on a journey to become a market-leading provider of information services, while building upon our industry leadership in Order & Inventory Management and complex real-time Numbering Services,” said Lisa Hook, Neustar’s President and Chief Executive Officer. “We have successfully executed against this strategic plan. As the market opportunities in the information services and telecommunications sectors continue to evolve, today’s announcement is the logical next step for Neustar. Each business will be better-positioned to grow as focused and sustainable companies.”
Lisa Hook, currently President and Chief Executive Officer of Neustar, will serve as President and Chief Executive Officer of the Information Services company. Paul Lalljie, currently Senior Vice President and Chief Financial Officer of Neustar, will serve as President and Chief Executive Officer of the Order Management & Numbering Services company.
“We carefully considered a variety of strategic alternatives and determined that a spin-off is the optimal path forward for Neustar. The proposed spin-off will enable Neustar shareholders to own and value each business separately, allowing each company to attract the investor base most appropriate for its distinct investment profile,” said James Cullen, Neustar’s Chairman of the Board of Directors. “This decision to separate will maximize shareholder value by providing each company with sharper strategic and managerial focus, as well as tailored capital structures and capital allocation policies. The Board is pleased to name Paul Lalljie as the new head of the Order Management & Numbering Services company. Paul brings sixteen years of unparalleled experience at Neustar, and I can think of no one better suited to lead this company in its next stage of growth.”
In addition, the existing members of the Neustar Board of Directors will move to the Boards of each company as follows:

•	Joel Friedman will serve as Chairman of the Board of Directors of the Information Services company and will be joined on the Board by Paul Ballew, Mark Greene, Lisa Hook and Deborah Rieman.

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James Cullen will serve as Chairman of the Board of Directors of the Order Management & Numbering Services company and will be joined on the Board by Ross Ireland, Paul Lacouture, Paul Lalljie, Michael Rowny and Hellene Runtagh.

Neustar will name additional board directors and the remaining senior leadership of each company in due course.

Independent Companies with Greater Strategic Clarity
The Information Services company will capitalize upon client demand for Marketing, Security and related Data Services arising from the hundreds of millions of households and individuals, and the billions of devices that are constantly changing and interacting. This company will provide:

•	Marketing Services, including Customer Intelligence, Activation and Measurement & Attribution.

•	Security Services, including DNS Services, DDoS Protection and Domain Name Registries.

•	Data Services, including Caller ID, User Authentication and Rights Management and IoT.
The revenues associated with these services increased to $470 million in 2015, with a compounded annual growth rate of 25% over the past four years. This company is expected to be re-branded, allowing it to establish an independent identity and reputation. It does not rely on any data derived from the company’s Order Management & Numbering Services activities, or NPAC Services.
The Order Management & Numbering Services company will be a leader in service fulfillment solutions helping communications service providers transform the customer experience by providing next generation services to wireline, wireless and cable communications providers, as well as to social media and messaging platforms. It will build upon its industry leadership in Order & Inventory Management and complex real-time Numbering Services as the communications industry migrates to cloud-based networks and virtualized service architectures. This company will provide:

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Local Number Portability Administration (LNPA), Number Administration and Ancillary Numbering Services, providing critical real-time numbering and routing information to over 2,000 communications service providers to ensure successful delivery of voice calls and text messages and efficient management of telephone number resources.

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Order & Inventory Management solutions that enable communications service providers to exchange Ordering & Numbering information with other providers to support the provisioning of subscribers, services, networks and devices.

The revenues associated with these services increased to $580 million in 2015, with a compounded annual growth rate of 8% over the past four years. NPAC fixed fee revenue will continue to generate approximately $496 million annually through the duration of the contract. This company is expected to retain the Neustar name and brand identity.
Additional Details
Any potential separation, which will be subject to final approval by the Neustar Board of Directors, is likely to take approximately 12 months to complete.
Completion of the transaction is subject to a number of customary conditions, including effectiveness of the Form 10 to be filed with the SEC. Additionally, as the company evaluates the preferred transaction structure, it continues to assess what regulatory and other approvals, if any, may be required to complete the transaction.
Neustar has retained J.P. Morgan as financial adviser and Gibson, Dunn & Crutcher LLP and Goodwin Procter LLP as legal counsel in connection with the proposed spin-off.
Conference Call
Neustar will discuss the transaction on an investor conference call at 8:00 a.m. (Eastern Time) today. Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the Company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

The conference call is also accessible via telephone by dialing 1-888-820-9410 (international callers dial 1-913-312-6688) and using Conference ID code 2254013. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) on June 28, 2016 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 2254013, or by going to the Investor Relations tab of the Company’s website (www.neustar.biz).
Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
About Neustar, Inc.
Every day, the world generates roughly 2.5 quadrillion bits of data. Neustar (NYSE: NSR) isolates certain elements and analyzes, simplifies and edits them to make precise and valuable decisions that drive results. As one of the few companies capable of knowing with certainty who is on the other end of every interaction, we’re trusted by the world’s great brands to make critical decisions some 20 billion times a day. We help marketers send timely and relevant messages to the right people. Because we can authoritatively tell a client exactly who is calling or connecting with them, we make critical real-time responses possible. And the same comprehensive information that enables our clients to direct and manage orders also stops attackers. We know when someone isn’t who they claim to be, which helps stop fraud and denial of service before they’re a problem. Because we’re also an experienced manager of some of the world’s most complex databases, we help clients control their online identity, registering and protecting their domain name, and routing traffic to the correct network address. By linking the most essential information with the people who depend on it, we provide more than 12,000 clients worldwide with decisions-not just data. More information is available at http://www.neustar.biz
Forward-Looking Statements
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's plans to pursue a separation of its business into two independent and publicly traded companies, the expected benefits and timing of such separation and management of such companies after the separation. The company has attempted, whenever possible, to identify these forward-looking statements by using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.
Risks and uncertainties particular to the proposed spin-off include, without limitation, unanticipated developments, costs or difficulties that delay or otherwise negatively affect the transaction; our ability to refinance our existing credit facilities or obtain financing for the new company; our ability to obtain any required regulatory or third party approvals; our receipt of a favorable letter ruling from the Internal Revenue Service; final approval by our board of directors; the impact of the transaction on our relationships with our customers and employees; the ability of the separated businesses to operate independently; disruption to our operations resulting from the proposed spin-off; general economic conditions in the regions and industries in which the company operates; market and business conditions, the company’s financial results and performance. More information about risk factors, uncertainties and other potential factors that could affect the company is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts for Neustar, Inc.
Investors
Dave Angelicchio, Neustar, Inc., 571-434-3443, InvestorRelations@neustar.biz
Media
Tom Maginnis, Brunswick Group, 212-333-3810, Neustar@brunswickgroup.com